UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2025
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Preformed Line Products Company
(Exact name of Registrant as Specified in Its Charter)
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Ohio	0-31164	34-0676895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive
Mayfield Village, Ohio		44143
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 440 461-5200
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PLPC	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On December 11, 2025, the Board of Directors of Preformed Line Products (NASDAQ: PLPC) announced that it's Board of Directors approved a 5% increase in the company’s quarterly cash dividend. The dividend will rise from $0.20 per share to $0.21 per share, payable on January 20, 2026 to shareholders of record as of January 5, 2026. This is the first dividend increase since 2001 when Preformed Line Products listed its shares on the NASDAQ stock exchange.
A copy of the full press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press release dated December 11, 2025, announcing first quarterly dividend increase since listing on the NASDAQ
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

Date:	December 11, 2025	By:	/s/ Andrew S. Klaus
Andrew S. Klaus, CFO